LAKELAND FINANCIAL CORPORATION            EXHIBIT 99.2
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                        SHAREHOLDER AUTHORIZATION CARD



                                             Date:    ________________________


Names of Registered Shareholder(s): ___________________   ____________________

                 Social Security #: ___________________   ____________________

Address: _____________________________________________________________________

         _____________________________________________________________________


I (we) hereby authorize Lakeland Financial Corporation (LFC) to:

[  ]     Reinvest all dividends payable to the above named shareholders

[  ]     Invest the enclosed cash payment in the amount of $ _________

[  ]     Terminate participation in the plan

[  ]     Continue to reinvest dividends on all shares held in certificate form and all shares held by LFC. Send me a certificate for whole shares held by LFC.

[  ]     Deposit attached stock  certificate  for ________ shares into my book entry plan account.

[  ]     Discontinue the  reinvestment of dividends paid on shares held by me.
         I understand that dividends paid on shares held by LFC will continue to be reinvested.

__________________________________         __________________________________

Shareholder Signature                      Shareholder Signature